Exhibit 4.1

CORPORATE ACCESS NUMBER: 2018755179 Government of Alberta • BUSINESS CORJ)ORATIONS ACT CERTIFICATE OF INCORPORATION A2 ACQUISITION CORP. WAS INCORPORATED TN ALBERTA ON 2015/02/02.

-r Articles of Incorporation For A2 ACQUISITION CORP. Share Structure: SCHEDULE "A" ATIACHED Share Transfers Restrictions: NONE Number of Directors: Min Number of Directors: Max Number of Directors: Business Restricted To: Business Restricted From: Other Provisions: 1 11 NONE NONE SCHEDULE"B"ATTACHED Registration Authorized By: TREVOR WONG-CHOR SOLICITOR r

SCHEDULE "A" THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE: 1. An unlimited number of Common shares, the holders of which are entitled: (a) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote; (b) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Common shares of the Corporation; (c) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and (d) to the rights, privileges and restrictions normally attached to common shares; 2. An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions: (a) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions; {b) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause {2)(a); and (c) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

SCHEDULE "Bu Attached to and forming part of the Articles of Incorporation OTHER RULES OR PROVISIONS (IF ANY): (a) TheDirectors may, between Annual General Meetings, appoint 1ormore additional Directors of the Corporation to serve untilthenext Annual General Meeting, but thenumberof additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation. (b) Meetings of shareholders of the Corporation shall be held anywhereinside or outside of Canada that the directors determine.

Articles Of Incorporation Business Corporations Act Section 6 1. Name of Corporation IA2 ACQUISITION CORP. 2. The classes of shares,and any maximum number of shares that the corporation Is authorized to Issue: SCHEDULE"A"ATTACHED 3. Restrictions on share transfers (if any): NONE 4. Number,or minimum and maximum number,of directors that the corporation may have: Minimum 1;Maximum 11 If the corporation is restricted FROM carrying on a certain business,or restricted TO carrying on a certain business,specify the restrlctlon(s): 5. NONE r Other rules or provisions (if any): 6. SCHEDULE"B"ATTACHED 7. Date authorized by Incorporators: 2015/02/02 Year/ Month1 Day ncorporators This information /$ being collected for the putpOSes of corporate teglstty 18C0nls In acconlance with1118 Business Ccuporatlons Act Questions about the COllection Of this lnfonnation can be directed to the Freedom of lnfonnatlon and Pmtection Of Privacy Coonllnator. Box 3140, Edmonton, Albetta T6J 41.4, {780) 427-7013. REG 3047 {RelY. 20031115) ELECTRONICALLY FILED FEB 0 2 1015 AT CORPORATE REGISTRY Name of Person Authorizing {please print) Address:{including postal code) Signature \

SCHEDULE "A" Attached to and forming part of the Articles of Incorporation THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE: 1. An unlimited number of Common shares, the holders of which are entitled: (a) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote; (b) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Common shares of the Corporation; (c) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and · (d) to the rights, privileges and restrictions normally attached to common shares; 2. An unlimited number of Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions: (a) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions; (b) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (2)(a); and (c) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

SCHEDULE "8" Attached to and forming part of the Articles of Incorporation OTHER RULES OR PROVISIONS (IF ANY): {a) The Directors may, between Annual General Meetings, appoint 1 or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation. (b) Meetings of shareholders of the Corporation shall be held anywhere inside or outside of Canada that the directors determine.

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2015/02/02

Corporate Access Number: 2018755179

Service Request Number:	22744734
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	A2 ACQUISITION CORP.
French Equivalent Name:	
Nuans Number:	114569861
Nuans Date:	2015/01/30
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	1000, 250 - 2ND STREET SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0C1

RECORDS ADDRESS

Street:	1000, 250 - 2ND STREET SW
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 0C1

ADDRESS FOR SERVICE BY MAIL

Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	SCHEDULE "A" ATTACHED
Share Transfers Restrictions:	NONE
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	11

Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SCHEDULE "B" ATTACHED

Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2015/02/02

Director

Last Name:	DEMICHELE
First Name:	GINO
Middle Name:	
Street/Box Number:	23 ALEXA CLOSE
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3R 1B9
Country:	
Resident Canadian:	Y

Last Name:	MCLEAN
First Name:	GREG
Middle Name:	
Street/Box Number:	2640 - 5TH AVENUE NW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2N 0T6
Country:	
Resident Canadian:	Y

Last Name:	ANDERSON
First Name:	GORDON
Middle Name:	D.
Street/Box Number:	#404, 3412 PARKDALE BOULEVARD NW
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2N 3T4
Country:	
Resident Canadian:	Y

Attachment I Registration Authorized By: TREVOR WONG-CHOR SOLICITOR Attachment Type IMicrofilm Bar Codellnate Recorded! Share Structure !ELECTRONIC112015/02/02 !other Rules or ProvisionsjJELECTRONIC112015/02/02I

Page I of I Display Certificates CORPORATE ACCESS NUMBER: 2018755179 Government of Alberta • BUSINESS CORPORATIONS ACT CERTIFICATE OF DISCONTINUANCE MEDICENNA THE RAPEUTICS CORP. CONT fNUED FROM ALBERTA TO CANADA ON 20 1 7/1 1 /1 3.

Page 1 ofl Complete Continuance to Another Jurisdiction - Registration Statement Complete Continuance to Another Jurisdiction - Registration Statement Alberta Amendment Date: 2017/11/15 Service Request Number: Corporate Access Number: Legal Entity Name: Legal Entity Status: Continuance Out Jurisdiction: 28009832 2018755179 MEDICENNA THERAPEUTICS CORP. Con Out CANADA New Corporate Access Number:1049266-3 New Legal Entity Name: Continuance Out Date: MEDICENNA THERAPEUTICS CORP. 2017/11/13 Attachment I !certificate ofContinuancelll0000007123668347I ot7111115 Registration Authorized By:DOUGLAS A. BALLOU SOLICITOR IAttachment Type IIMicrofilm Bar CodeiiDate Recorded}

CORPORATE ACCESS NUMBER: 2018755179 Government of Alberta • BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT iVlEDICENNA THERAPEUTICS CORP. /\lVI ENDED JTS ARTICLES ON 2017/03/0 I.

;..; ' BUSINESS CORPORATIONS ACT (Section 29 or 177) ALBERTA CORPORATE REGISTRY ARTICLES OF AMENDMENT Name of Corporation 2. Corporate Access Number I. 2018755179 A2 ACQUISITION CORP. The Articles of the above-named corporation are amended as follows: 1. Pursuant to Section 173(1)(f) of the Business Corporations Act (Alberta) (the "Act"), the Articles of the Corporation are hereby amended to change the number of issued and outstanding Common shares of the Corporation into a different number of shares of the same Class on the basis of one (1) Common share for each fourteen (14) Common shares currently issued and outstanding; and 2. Pursuant to Section 173(1)(a) of the Act, the Corporation be and is hereby authorized to amend the Articles of the Corporation to change the name of the Corporation from A2 Acquisition Corp. to: Medicenna Therapeutics Corp. ELECTRONICALLY FILED MAR 0 1 2011 AT CORPORATE REGISTRY Signature:i Title: _ Date: 2017/02/ V 7 For Departmental Use Only: Filed CAN: 23744522.1

Section 173(1)(1) Schedule All Issued and outstanding Common shares in the capital of the Corporation are hereby converted on the basis of 1 Common share for each 14 Common shares currently issued and outstanding. CAN:23744522.1

Section 173(1)(£) Schedule All issued and outstanding Common shares in the capital of the Corporation are hereby converted on the basis of 1 Common share for each 14 Common shares currently issued and outstanding.

IMovation,Science and Economic Development Canada eor;..-Innovation,Sciences et Developpement econom!que Canada Carpal.z QnsCoYI.1d,a Canada Certificate of Continuance Certificat de prorogation Canada Business Corporations Act Loi canadlenne sur les societes par actions Medicenna Therapeutics Corp. Corporate name I Denomination sociale 1049266-3 Corporation number I Numcro de societe I HEREBY CERTIFY that the above-namedJE CERTIFIE que Ia societe susmentionnee, dont corporation, the articles of continuance of whichles clauses de prorogation sont jointes, est are attached, is continued under section 187 ofprorogee en vertu de l'article 187 de Ia Loi the Canada Business Corporations Act (CBCA).canadienne sur les societes par actions ( CSA). Virginia Ethier Director I Directcur 2017-11-13 Date of Continuance (YYYY-MM-DD) Date de prorogation (AAAA-MM-JJ)

Innovation, Scienco and lnnovat!cn.Sciences et Economlc Dovelcpment Canada DtWeloppement 4conomlque Canada Formulaire 11 Clauses de prorogation Loi canadienne sur /es soclfltes par acUons (LCSA) (art. 187) Form 11 Articles of Continuance Canada Business CorporaUons Act (CBCA) (s. 187) [!]corporate name Denomination sociale Medicenna Therapeutics Corp. (3]The province or tenitory in Canada where the registered office is situated La province ou le tenitoire au Canada oil est situe le siege social ON (1]The classes and the maximum number of shares that the corporation is authorized to issue Categories et le nombre maximal d'actions que Ia societe est autorisee a emettre See attached schedule I Voir l'annexe ci-jointe 0Restrictions on share transfers Restrictions sur le transfert des actions None 0Minimwn and maximum number of directors Nombre minimal et maximal d'administrateurs Min.1 Max. 11 0Restrictions on the business the corporation may carry on Limites imposees a l'activite commerciale de Ia societe None [!](1) If change of name effected, previous name S'il y a changement de denomination sociale, indiquer Ia denomination sociale anterieure Not Applicable I Sans objet (2) Details of incorporation Details de Ia constitution Certificate of Incorporation dated February 2, 2015 Certificate of Amendment dated March 1, 2017 [!]Other Provisions Autres dispositions See attached schedule I Voir l'annexe ci-jointe [!]Declaration:I certify that I am a director or an officer of the company continuing into the CBCA. Declaration : J'atteste que je suis un administtateur ou un dirigeant de Ia societe se prorogeant sous le regime de Ia LCSA. Originalsigned by I Original signa par Bizabeth Williams Elizabeth Williams MisRpR:Icctllion coastilllles 111off'cacc llld. oa IWimW'Y coaviccloa, a pcnGG Ia liable10 a fine aot ac:ccdiqSjOOQ or to imprisoammt for a tam aat c:xcco!ia& m CIICIIIlhl or boll! (SIIbscctioft 250(1) ordte CBCA). Falrc liDO l'muc d4du=IOIII:IODS!imc IIIIC Wiucloa ct son m Wr,lllt d6cl&r&tion de c:ulpahili16 pat proc:6Wc ICIIMIIlrc.at p&SIIblc d'unc amcadc muimalc deS 000 S ct d'un maximal dem mob,ou1'111111 de ecs pcfllcs (p&rqnpllc 250(1) do Ia LCSA). You ca provldlq lnformadoa required by die CBCA. Nocc dl&t bolh tile CBCA and lhc: PrMq An.Slow Ibis lnrGmlllion10 be dllcloacd ro the public. ra wiD be IIOftd 11:1 paiOIIIIIAf'cnulion lllllkCIIIII!IcriCIPPU..o49. Voua rouzu s a del cala& p&t Ia LCSA. n a1'IIOtcr que Ia LCSA ct Ia IAitw Ia NIU IIIll patD_,pamctlmt que de tell muclpcmaiiiiOicat clivulpia &U plblic. tllsaont SIOCkts daDIa bmquc de mlldpcmana pcncmnda ICIPPU..()49. Canada IC 3247 (2008104)

Schedule I Annexe Description of Classes of Shares I Description des cat6gories d'action An unlimited number of Common shares and an unlimited number of Preferred shares. The rights, privileges, restrictions and conditions attached to the Common shares and the Preferred shares shall be as follows: 1. Common shares, the holders of which are entitled: (a) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote; (b) to receive any dividend declared by the Corporation on this class of shares;provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Common shares of the Corporation; (c) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equalrank with the holders of all other Common shares of the Corporation; and (d) to the rights,privileges and restrictions normally attached to common shares; 2.Preferred shares, which as a class, have attached thereto the following rights, privileges, restrictions and conditions: (a) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation,rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions; (b) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capitalin the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other retum of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series.The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (2)(a);and (c) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

Schedule I Annexa Other Provisions I Autres dispositions Other provisions: (a) The Directors may,between Annual General Meetings,appoint 1 or more additional Directors of the Corporation to serve until the next Annual GeneralMeeting,but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation. (b) Meetings of shareholders of the Corporation shall be held anywhere inside or outside of Canada that the directors determine.

1+11 E'conomlc Devefopment Canada 06veloppement 6canomique Cansda !nnovatlcn, Sdenco and Innovation, Sciences et Form2 InitialRegistered Office Address and First Board of Directors Canada Business Corporations Act (CBCA) (s. 19 and 106) Formulaire 2 Siege socialinitialet premier conseild'administration Loi canadlenne sur les socl ts par actions (LCSA) (art. 19 et 106) Corporate name '---.J Denomination socialc Medicenna Therapeutics Corp. f2J Address of registered office - Adresse du siege social 181Bay Street. Suite 2100 Toronto ON M5J 2T3 ·1 Additional address - Autre adresse :· 4·: Members of the board of directors -·-Membrcs du conseil d'administration See attached schedule I Voir l'annexe ci-jointe . 5 :Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form. --·Declaration : J •atteste que jc posscde une connaissancc suftisante ct que jc suis autorisc( c) a signer lc present fonnulaire. Original signed by I Originalsigna par Elizabeth Williams Elizabeth Williams 416 648-5555 Flire 111111 fawc didaraloa coast!IIIC UIIC i:&lcdaa ct 100 auteur, u dtclmlion lfc calp&bitllt:pulllllmlllft.01pauiblc d'IIIIC lmCZIIfc muimalc deS 000 Sa d'c:a cmpriacxmcmcDt maim&de liz moil. oa l'IIDC de CCI pcUics (parqrlp!lc :ZSO(I)de Ia LCSA). You=prcwidlq lntonn&lloa Rqlllred by die CBCA. Note lllat bod! the CBCA &lid die Prlw:q Aet allow lhillzlromWioll to be disciad to chc pubttt wiD be ltOtQS l!lpenoad lArom'lllioa balk Clllllbc:r ICIPPU.OC9. P&r Ia LCSA.II at A no1cr qe Ia LCSA ct tai.DISllllu trt&J lpn ll# -pam :t cct que de tell rc= Kipemmusolc=tcllwlautJ au pubUc. Vous foumisscz lfa alafs OJ scniiii510Ctb dms Ia blllquc de mucipcmadlpcnomciJ C1ml&o ICJPPU-049. Canada IC 2904 (2008104)

Schedule I Annexe Members of the board of directors I Membres du conseil d'administration Resident Canadian Resident Canadien Rosemina Merchant 439 Helmcken Street, Vancouver BC V6B 2E6, Canada Yes/Cui Fahar Merchant 439 Helmcken Street, Vancouver BC V6B 2E6, Canada Yes/Oui Albert Beraldo 439 Helmcken Street, Vancouver BC V68 2E6, Canada Yes I Qui Chandrakant Panchal 439 Helmcken Street,Vancouver,BC V6B 2E6, Canada Yes/ Cui Andrew Strong 439 Helmcken Street,Vancouver BC V6B 2E6, Canada No/Non William W. Li 439 Helmcken Street, Vancouver,BC V6B 2E6, Canada No/ Non